Exhibit 23.3

BDO	Tel: 713-960-1706 Fax: 713-960-9549 www.bdo.com	2929 Allen Parkway, 20th Floor Houston, TX 77019

Consent of Independent Registered Public Accounting Firm

Southern Company Gas
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 15, 2019, relating to the consolidated financial statements, of Southern Natural Gas Company, L.L.C. appearing in the Southern Company Gas Annual Report on Form 10-K for the year ended December 31, 2018.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/BDO USA, LLP

May 2, 2019